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                                                                   EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


        The following lists the subsidiaries of Allegheny Technologies Incorporated, excluding those subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. The subsidiaries listed are all wholly owned, either directly or indirectly.


        Name of Subsidiary                                   State of Incorporation
        ------------------                                   ----------------------
        ATI Funding Corporation                              Delaware

        Allegheny Ludlum Corporation                         Pennsylvania

        TDY Holdings LLC                                     Delaware

        TDY Industries, Inc.                                 California

        Jessop Steel Company                                 Pennsylvania

        AII Acquisition Corp.                                Delaware

        ALC Funding Corporation                              Delaware

        Oregon Metallurgical Corporation                     Oregon